                                                                   EXHIBIT 10.18

February 1, 2001

Steve Elkes
Executive Vice President -
Operations and Business Affairs
iVillage Inc.

500 - 512 7th Avenue
New York, NY  10018

Re:      Amendment to NBC/iVillage Advertising Purchases Agreement

Dear Steve:

         Reference is made to the letter agreement, dated March 9, 1999 between National Broadcasting Company, Inc. ("NBC" or "we") and iVillage Inc. ("iVillage," "Advertiser" or "you") (the "Letter Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Letter Agreement.

         NBC and iVillage agree and acknowledge that, pursuant to the Letter Agreement, (i) Spot with an aggregate spot value of $18,930,370 have been telecast by NBC through January 30, 2001 and (ii) as of the date hereof, iVillage has an obligation to purchase, and NBC has an obligation to telecast, Spots with a total spot value of $11,569,630.

         This letter (the "Amendment") sets forth the following terms by which the Letter Agreement is hereby amended by NBC and iVillage.

         1. The first sentence of paragraph 1 of the Letter Agreement shall be amended in it entirety by substituting in its stead the following:

                  "NBC shall provide Advertiser with the use of fifteen (15) and thirty (30) second advertising spots (each, a "Spot") to be telecast on NBC TV during the period between January 30, 2001 and December 31, 2002 (the "Term"), according to the schedule set forth in paragraph 2 hereof."

         2. Paragraph 1 of the Letter Agreement shall be further amended by adding the following to the end of such paragraph:

                  "Advertiser shall deliver commercial material to NBC on or before two weeks prior to the date that the first of the Scheduled Spots (as defined below) is to be telecast. If Advertiser fails to deliver commercial material by such date (or by such later date as is necessary for NBC to telecast any Scheduled Spots), or such commercial material is rejected in accordance with the terms of this Letter Agreement and Advertiser fails to deliver substituted or revised commercial material within seven days after being notified in writing of the rejection thereof by NBC, NBC shall be deemed to have telecast Advertiser's Spots for purposes of this Letter Agreement even if such Spots are not actually telecast. Notwithstanding the foregoing, NBC acknowledges and agrees that any commercial material previously delivered to NBC by Advertiser and telecast on NBC TV complies with the standards described in the Standard Terms, including NBC Advertising Standards."

         3. Section (a) of paragraph 2 of the Letter Agreement shall be amended in its entirety by substituting in its stead the following:

                  "(a) NBC and the Advertiser agree and acknowledge that (i) Advertiser's Spots telecast prior to February 1, 2001 had an aggregate value of $18,930,370 (ii) Advertiser's spots to be telecast

                  (A) between January 31, 2001 and June 30, 2001 shall have an aggregate value of $1,500,000,

                  (B) between October 1, 2001 and December 31, 2001 shall have an aggregate value of $1,500,000,

                  (C) between January 1, 2002 and March 31, 2002 shall have an aggregate value of $2,300,000,

                  (D) between April 1, 2002 and June 30, 2002 shall have an aggregate value of $2,269,630,

                  (E) between July 1, 2002 and September 30, 2002 shall have an aggregate value of $2,000,000, and

                  (F) between October 1, 2002 and December 31, 2002 shall have an aggregate value of $2,000,000 __ _____ case with the value of each Spot calculated at 85% of the gross market rate charged and agreed by NBC at such time (collectively, the "Scheduled Spots") and

                  (iii) Advertiser shall make non-refundable payments to NBC in advance in cash for the Scheduled Spots as follows:

                  (V)      $3,000,000 on the execution of this amendment,

                  (W)      an additional $2,000,000 on April 1, 2001,

                  (X)      an additional $2,000,000 on July 1, 2001,

                  (Y)      an additional $2,000,000 on or before December 31,
                           2001

                  (Z)      an additional $2,569,630 on or before March 31, 2002.

                  Advertiser will have the right to accelerate the telecasting of Spots as long as all such spots have been paid for in cash and in advance of their telecast.

         4. Clause (i) of the second sentence of section (a) of paragraph 3 of the Letter Agreement shall be amended in its entirety by substituting in its stead the following:

                  (i) a portion of the spots telecast by NBC TV shall be telecast at Advertiser's option, in primetime.

         5. The fourth sentence of paragraph 8 shall be amended in its entirety by substituting in its stead the following:

                  "The terms of this Letter Agreement shall apply to parties hereto and any of their successors or assigns; provided, however, that this Letter Agreement may not be transferred or assigned by Advertiser, including, without limitation, the obligation to purchase Spots to be telecast by NBC, without the prior written consent of NBC (which may be withheld by NBC in its sole discretion)."

         6. Except for the amendments to the Letter Agreement set forth above, all other terms of the Letter Agreement remain unchanged and are in full force and effect on the date hereof.

         7. In the Letter Agreement, each reference to the Letter Agreement shall be deemed to be a reference to the Letter Agreement as modified by this Amendment.

         8. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If you are in agreement with the above terms and conditions of this Amendment, please indicate your acceptance by signing in the space provided below, and return the original to me.

Very truly yours,

NATIONAL BROADCASTING COMPANY, INC.


By:    /s/ Elisabeth Sami
     ------------------------------------------------
Name:   Elisabeth Sami
       ----------------------------------------------
Title:  Vice President
        ---------------------------------------------


Accepted and Agreed:

iVILLAGE INC.


By:   /s/ Steve Elkes
     ------------------------------------------------
Name:  Steve Elkes
Title: Executive Vice President -
       Operations and Business Affairs